                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. NA)


    Filed by the registrant                       /X/

    Filed by a party other than the registrant    / /

    Check the appropriate box:

    / /  Preliminary proxy statement

    /X/  Definitive proxy statement

    / /  Definitive additional materials

    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                               TRICO BANCSHARES
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(S) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------
    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------
    (3) Filing party:

        ------------------------------------------------------------------------
    (4) Date filed:

        ------------------------------------------------------------------------

                               TRICO BANCSHARES
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 11, 1999
                                   6:00 P.M.

To the Shareholders:

         The Annual Meeting of Shareholders of TriCo Bancshares, a California corporation (the "Company"), will be held on Tuesday, May 11, 1999, at 6:00 p.m., at the Company's Headquarters Building located at 63 Constitution Drive, Chico, California, for the following purposes:

                  1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

                  2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for 1999; and

                  3. To consider such other business as may properly come before the meeting.

         The names of the Board of Directors' nominees to be directors of the Company are set forth in the accompanying Proxy Statement and are incorporated herein by reference.

         Section 15 of the Bylaws of the Company provides for the nomination of directors as follows:

         Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which Directors are to be elected.

         Only shareholders of record at the close of business on March 15, 1999, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

                                            By Order of the Board of Directors,


                                            Douglas F. Hignell
                                            SECRETARY

Chico, California
April 1, 1999

         WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                PROXY STATEMENT
                                      OF
                               TRICO BANCSHARES
                             63 CONSTITUTION DRIVE
                            CHICO, CALIFORNIA 95973


                    INFORMATION CONCERNING THE SOLICITATION

         The enclosed proxy is solicited by and on behalf of the Board of Directors of TriCo Bancshares, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, May 11, 1999, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any postponement or adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on March 15, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 15, 1999, there were 7,119,177 shares of the Company's Common Stock (the "Common Stock") outstanding. This Proxy Statement and the form of proxy were first mailed to shareholders on or about April 9, 1999.

         Holders of Common Stock are entitled to one vote for each share held, except that in the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by him or her multiplied by the number of directors to be elected, and he or she may cast all of his or her votes for a single candidate or distribute his or her votes among any or all of the candidates he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate or candidates' names have been properly placed in nomination prior to the voting and such shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Annual Meeting prior to the voting for any shareholder who desires to do so to announce his or her intention to cumulate his or her votes. The Board of Directors is soliciting discretionary authority to vote proxies cumulatively. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against a director and votes withheld shall have no legal effect.

         Any person giving a proxy in the form accompanying this statement has the power to revoke or suspend it prior to its exercise. Such revocation may be effected by the person who has executed such proxy taking any one of the following actions: filing a written instrument revoking said proxy with the Secretary of the Company; filing with the Secretary at the Annual Meeting a duly executed proxy bearing a later date; or attending the Annual Meeting and electing to vote in person.

         The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the cost of which the Company will bear.

         Unless marked to the contrary, proxies shall be voted to elect the nominees to the Board of Directors named herein and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

         As of March 15, 1999, the only shareholder known by the Company to be beneficial owner of at least 5 percent of the shares of the Company's Common Stock then outstanding was the TriCo Bancshares Employee Stock Ownership Plan and Trust (the "ESOP"). The following table gives stock ownership information for the ESOP, each current director of the Company and all executive officers and directors of the Company as a group:


                                             Stock Ownership                          Stock Ownership
                                              Not Including                           Including Stock
                                             Stock Owned as                          Owned as a Trustee
                                          a Trustee of the ESOP                         of the ESOP
                                    --------------------------------        -----------------------------------
                                       Amount of                                Amount of
                                        Shares            Percent of             Shares              Percent of
Name and Address                      Beneficially          Shares             Beneficially            Shares
Beneficial Owners                        Owned           Outstanding              Owned             Outstanding
-----------------                   --------------       -----------           ------------         -----------
TriCo Bancshares                      518,379 (1)           7.28%             518,379 (1)              7.28%
Employee Stock Ownership
Plan and Trust
63 Constitution Drive
Chico, CA 95973

Current Directors
-----------------

Everett B. Beich                       51,531 (2)(3)           *               51,531 (2)(3)              *

William J. Casey                      312,928 (2)           4.38%             312,928 (2)              4.38%

Craig S. Compton                       65,931 (2)(4)           *               65,931 (2)(4)              *

Douglas F. Hignell                     53,922 (5)              *              618,817 (5)(13)          8.68%

Brian D. Leidig                        56,368 (6)              *               56,368 (6)                 *

Wendell J. Lundberg                   158,428 (7)           2.22%             158,428 (7)              2.22%

Donald E. Murphy                      186,679 (8)           2.62%             186,679 (8)              2.62%

Rodney W. (Rick) Peterson             205,035 (2)(9)        2.87%             205,035 (2)(9)           2.87%

Robert H. Steveson                    266,916 (10)          3.69%             831,812 (10)(13)        11.49%

Carroll R. Taresh                      96,950 (11)          1.36%              96,950 (11)             1.36%

Alex A. Vereschagin, Jr.               80,912 (12)          1.14%             629,607 (12)(13)         8.84%

All Current Directors and           1,605,173 (14)         21.49%           2,170,068 (13)(14)        29.05%
  Executive Officers as
  a group (15 persons)


------------------------

* Less than 1% of class.

(1) The ESOP provides that each of its participants shall be entitled to direct the ESOP Trustees as to the manner in which the shares allocated to the account of such participant are to be voted. As to shares which are not allocated to participants' accounts, the Advisory Committee shall direct the Trustees as to how to vote such shares. As of March 15, 1999, participants in the Plan were entitled to direct the voting of all 518,379 shares held by the Trust. Of that total, 61,342 shares had been allocated to the accounts of executive officers of the Company.

(2) Includes 19,950 shares each for Messrs. Beich, Casey, Compton and Peterson for which options are currently exercisable under the Company's 1993 Non-Qualified Stock Option Plan (the "1993 Option Plan") (see "Compensation of Directors").

(3) Includes 1,515 shares held by Mr. Beich as custodian for his minor grandchildren, 933 shares owned by Mr. Beich's wife and 99 shares held by Mrs. Beich as custodian for her minor grandchildren.

(4) Includes 17,013 shares held by Mr. Compton as Executor of the Estate of Gerald H. Compton. Also includes 30 shares held by Mr. Compton's minor children.

(5)      Includes 17,551 shares held by Hignell & Hignell, Inc., of which
         Mr. Hignell is a partner. Also includes 7,850 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(6) Includes 32,499 shares held by Parlay Investments, Inc., of which Mr. Leidig is President and Chief Executive Officer. Also includes 17,850 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(7) Includes 4,085 shares held by Mr. Lundberg as custodian for his minor children and 14,700 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(8)      Includes 14,594 shares owned by the J. H. McKnight Ranch, of which
         Mr. Murphy is Vice President, and 144,214 shares held by Mr. Murphy and his wife as co-trustees of the Blavo Trust. Also includes 1,270 shares for which options are currently exercisable under the Company's 1989 Non-Qualified Stock Option Plan (the "1989 Option Plan"), and 15,450 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(9)      Includes 37,703 shares held by Peterson Farming, Inc., of which
         Mr. Peterson is President, 10,371 shares held by PM Dusters, of which Mr. Peterson is President, 10,371 shares held by Rodrick Ranch, Inc., of which Mr. Peterson is Vice President, and 13,330 shares for which options are currently exercisable under the 1989 Option Plan (see "Compensation of Directors").

(10) Includes 808 shares held by Mr. Steveson's wife, 42 shares held by Mr. Steveson's minor son and 52 shares held by Mr. Steveson's minor daughter. Also includes 119,700 shares for which options are currently exercisable under the 1993 Option Plan and 49,430 shares allocated to Mr. Steveson's account in the ESOP (see "Executive Compensation").

(11)     Includes 4,000 shares held by Mr. Taresh's wife.

(12) Includes 16,200 shares for which options are currently exercisable by Mr. Vereschagin under the 1993 Option Plan (see "Compensation of Directors").

(13) Includes 518,379 shares held by the ESOP of which Messrs. Steveson, Smith, Hignell and Vereschagin are trustees (61,342 shares of which have been allocated to the accounts of executive officers under the
         ESOP).

(14) Includes 351,326 shares for which options held by executive officers and directors are currently exercisable under the Company's 1989 Incentive Stock Option Plan (the "1989 Incentive Plan"), the 1989 Option Plan, the 1993 Option Plan and the Company's 1995 Incentive Stock Option Plan (the "1995 Incentive Plan").

            PROPOSAL NO. 1 -- ELECTION OF DIRECTORS OF THE COMPANY

         The Bylaws of the Company provide a procedure for nominating individuals for election to the Board of Directors. This procedure is printed in full on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairman of the meeting and, upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s). In addition, the Bylaws of the Company provide that no person may serve as a director of the Company who is seventy-five (75) years of age or older at the time of election.

         In the absence of instruction to the contrary, all proxies will be voted for the election of the following eleven (11) nominees recommended by the Board of Directors. All nominees are incumbent directors of the Company and its subsidiary, Tri Counties Bank (the "Bank"). If any of the nominees should unexpectedly decline or be unable to serve as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable to serve and has no present intention to nominate persons in addition to or in lieu of those named below. Notwithstanding the foregoing, if one or more persons, other than those named below, are nominated as candidates for the office of director, the proxies may be voted in favor of any one or more of the eleven nominees named below to the exclusion of others, and in such order of preference as the Board of Directors may determine in its discretion. Except as set forth in this paragraph, the proxies solicited hereby may not be voted for the election of any person as a director who is not named in this Proxy Statement. Each person elected as a director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a director:


                                                              Positions and Offices                    Director
            Nominee                        Age                Held with the Company                    Since (1)
-----------------------------------        ---      ---------------------------------------            ---------
Everett B. Beich ..................         72      Director                                             1974
William J. Casey ..................         54      Vice-Chairman of the Board of Directors              1989
Craig S. Compton ..................         43      Director                                             1989
Douglas F. Hignell ................         56      Secretary and Director                               1975
Brian D. Leidig ...................         59      Director                                             1989
Wendell J. Lundberg ...............         68      Director                                             1974
Donald E. Murphy ..................         63      Director                                             1974
Rodney W. (Rick) Peterson .........         72      Director                                             1990
Robert H. Steveson ................         62      President, Chief Executive Officer and
                                                    Director                                             1975
Carroll R. Taresh .................         61      Director                                             1998
Alex A. Vereschagin, Jr. ..........         63      Chairman of the Board of Directors                   1974


------------------------

(1) Includes the period of time during which each director was a director of the Bank prior to the formation of the Company. Robert H. Steveson was elected as a director of the Company in 1981 and the then remaining directors of the Bank were elected as directors of the Company in 1982.

         The following table sets forth certain information with respect to the executive officers of the Company and the Bank as of March 15, 1999:


                                                                                                         Executive
                                                         Positions and Offices Held with                  Officer
              Name                         Age             the Company and/or the Bank                   Since (1)
-----------------------------------        ---      -----------------------------------------            ---------
Robert H. Steveson ................         62      President, Chief Executive Officer and                 1975
                                                    Director of the Company, and Chief
                                                    Executive Officer and Co-Vice Chairman of
                                                    the Board of the Bank

Thomas J. Reddish..................         39      Vice President and Controller of the                   1998
                                                    Company and the Bank

Richard P. Smith ..................         41      President and Chief Operating Officer of               1993
                                                    the Bank and Executive Vice President of
                                                    the Company

Richard O'Sullivan.................         42      Executive Vice President - Customer Sales              1995
                                                    & Service of the Bank

Craig Carney.......................         40      Senior Vice President and Senior Credit                1997
                                                    Officer of the Bank


------------------------

(1) Includes the period of time during which each executive officer served as an executive officer of the Bank prior to formation of the Company.

         Each of the executive officers serves on an annual basis and must be elected by the Board of Directors annually pursuant to the Bylaws of the Company.

         No executive officer or director nominee of the Company or the Bank has any arrangement or understanding with any other person pursuant to which he or she was or is to be elected as an officer or director of the Company or the Bank. Mr. Steveson is the father-in-law of Richard Smith. No other executive officer or director of the Company or the Bank has any family relationship with any other executive officer or director of the Company or the Bank. No director, officer or affiliate of the Company or the Bank, any owner of record or beneficially of more than 5 percent of the Common Stock or any associate of any such person is a party adverse to the Company or the Bank in any legal proceeding or has a material interest adverse to the Company or the Bank.

         The principal occupations of each director nominee and executive officer during the past five years were as follows:

         EVERETT B. BEICH is the President and owner of Beich Company, a real estate development company.

         WILLIAM J. CASEY has been a self-employed health care consultant since 1986. He serves on the Board of Coram Healthcare Corp., Denver, Colorado.

         CRAIG CARNEY became Senior Vice President and Senior Credit Officer on January 1, 1997. Prior to that Mr. Carney was employed by Wells Fargo Bank in various lending capacities from 1985 to 1996. His most recent position with Wells Fargo was as Vice President, Senior Lender Commercial Banking from 1991 to 1996. Mr. Carney served as a consultant to Tri Counties Bank from April 1996 to his employment date of January 1, 1997.

         CRAIG S. COMPTON is President, General Manager and a pilot for AVAG, Inc., an aerial application business.

         DOUGLAS F. HIGNELL is a principal, managing partner and/or officer of Hignell & Hignell Investments and Hignell & Hignell, Inc. and its subsidiaries, Hignell & Hignell Property Management and Hignell & Hignell Realtors, real estate development, management and brokerage concerns.

         BRIAN D. LEIDIG is President and Chief Executive Officer of Parlay Investments, Inc., a privately owned real estate development and investment company.

         WENDELL J. LUNDBERG is the owner and operator of rice and grain farming operations in Richvale, California.

         DONALD E. MURPHY is Vice President and General Manager of
J. H. McKnight Ranch, Inc.

         RICHARD O'SULLIVAN became Executive Vice President - Customer Sales & Service in October 1997 after serving as Senior Vice President in the same capacity since April 1995. Prior to that, Mr. O'Sullivan served as Vice President and Manager of the Park Plaza Branch since June 1992. From 1984 to 1988, Mr. O'Sullivan served as Loan Officer and Assistant Manager at the Willows branch. He transferred to the Park Plaza branch first as a Loan Officer, then Assistant Manager until he was appointed Manager in June 1992.

         RODNEY W. ("RICK") PETERSON is a self-employed farmer, President of Peterson Farming, Inc., Vice President of Rodrick Ranch Inc. and President of
P. M. Dusters, Inc., an agricultural flying service.

         RICHARD P. SMITH became President of the Bank in September 1998 and Executive Vice President of the Company in October 1998. Prior to that, he served as Executive Vice President - Customer/Employee Support and Control since October 1997, and was Senior Vice President in the same capacity since April 1995. Mr. Smith served as Vice President and Chief Information Officer of the Bank from November 15, 1994, to April 1995. He was Vice President - Supermarket Banking from June 1993 to November 1994. From 1992 to June 1993, Mr. Smith was Operations Manager at Lucky Fruit Produce. In 1991 Mr. Smith was a systems analyst for Safeway. From 1980 to 1991, Mr. Smith served as Executive Vice President of JC Produce Company.

         THOMAS J. REDDISH is Vice President and Controller of the Company and the Bank. He was appointed Vice President and Controller of the Company, and Vice President of the Bank, in November 1998. He has been Controller of the Bank since May 1994. From August 1989 to May 1994, Mr. Reddish served as an associate with Deloitte & Touche, LLP. From August 1983 to August 1987, Mr. Reddish served as a design engineer with Hewlett-Packard Co.

         ROBERT H. STEVESON became President and Chief Executive Officer of the Bank in July 1975 and of the Company in October 1981. He resigned as President of the Bank in September 1998, but remains Chief Executive Officer of the Company and the Bank, and President of the Company.

         CARROLL R. TARESH became a director of the Company in May 1998.
Mr. Taresh was Executive Vice President of the Bank from December 1989 to July 1996, retiring in July 1996. Mr. Taresh served as Senior Vice President of the Bank from January 1989 to December 1989, Regional Vice President from 1986 through 1988, and Manager of the Bank's Willows Office from 1976 through 1986.

         ALEX A. VERESCHAGIN, JR. is a self-employed farmer; Secretary and Treasurer of Plaza Farms; a partner in the Talbot Vereschagin Ranch; and a partner in the Vereschagin Company, which engages in real estate rental.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has established a standing Audit Committee of the Company and a standing Audit Committee of the Bank. The members of both Committees are Messrs. Murphy (Chairman), Casey, Lundberg, Peterson, Taresh and Vereschagin. The Board of Directors of the Company has not established a standing Nominating Committee. For information on the Compensation Committee, please refer to the section entitled "Report by the Compensation Committee" contained herein.

         The Audit Committee of the Company met two times during 1998. The Audit Committee of the Bank met four times during 1998. The functions of the Audit Committees of the Company and the Bank are to recommend the appointment of and to oversee a firm of independent public accountants whose duty is to audit the books and records of the Company and the Bank for the fiscal year for which they are appointed, to monitor and analyze the results of internal audit and regulatory examinations, and to monitor the Company's and the Bank's financial and accounting organization and financial reporting.

         During the year ended December 31, 1998, the Board of Directors of the Company met on 12 occasions and the Board of Directors of the Bank met on 15 occasions.

         Each director of the Company attended at least 75 percent of the meetings of the Boards of Directors of both the Company and the Bank and the meetings of the committees of the Company and the Bank on which such director served.

COMPENSATION OF DIRECTORS

         The directors of the Company receive no compensation for attendance at meetings of the Board of Directors of the Company or any committee thereof.

         During 1998, each director of the Bank was paid $1,500 per month, the Chairman of the Board was paid $2,000 per month and the Chairman of the Audit Committee was paid $1,800 per month.

         Effective as of September 1, 1987, the Bank adopted the Tri Counties Bank Executive Deferred Compensation Plan (the "Plan") for the purpose of providing the directors of the Company and the key employees of the Company and the Bank (as designated by the Company's Board of Directors) supplemental retirement benefits. The Plan is a non-qualified, unsecured and unfunded plan. The corporate after-tax costs of the Plan are defeased through corporate-owned life insurance on the lives of the participants.

         The Plan permits participants to make salary deferral contributions of any portion of their compensation. The amount to be deferred may not be less than $2,400 per calendar year (or $200 per month for any participant who participates in the Plan for less than a calendar year). The Plan permits the employer corporation to make discretionary contributions to a participant's account and requires the employer corporation to credit to each participant's account on the last day of each year an amount equal to the difference between the amounts the corporation would have contributed for the benefit of the participant under either the ESOP or the Company's profit sharing plan (the "Qualified Plans") if no deferrals had been made under this Plan and the amounts actually contributed to the Qualified Plans for such participant (the "Qualified Plan Make-Up Credit"). No discretionary employer contributions have been made to date.

         Accounts are to be credited monthly with interest based on the average daily balance of the account for such month at a rate equal to three percentage points greater than the annual yield of the Moody's Average Corporate Bond Yield Index for the preceding month. All of the participant's deferred compensation and interest thereon is 100 percent vested. Discretionary contributions and the interest thereon vest at a rate determined by the Board of Directors. Qualified Plan Make-Up Credits and interest thereon vest at a rate equal to the vesting of amounts received under the underlying Qualified Plans.

         In addition, effective September 1, 1987, the Bank adopted the Tri Counties Bank Supplemental Retirement Plan for Directors for the purpose of providing supplemental retirement benefits to the directors of the Company and the Bank who have achieved "Director Emeritus" status.

         Any outside director of the Company or the Bank who has served as a director for at least ten years is eligible to participate. The benefits are payable upon the termination of service by a director as a member of the Board of Directors, provided the director has served on the Board for at least ten full years and has attained the age of 72. The amount of the supplemental retirement benefit is equal to 15 times the amount of the retainer fee paid to the director in his final year of service with the Board of Directors, which benefits are paid in 15 equal annual installments. The Plan is a nonqualified, unsecured and unfunded plan.

         The following discussion of stock options granted to directors, as well as the discussion under "Executive Compensation" of stock options granted to executive officers and employees, uses option prices and share amounts that have been adjusted for stock dividends which occurred after the stock options were granted.

         At the 1989 Annual Meeting, the shareholders of the Company approved the grant of options to the twelve directors elected at that meeting under the 1989 Option Plan. Each of the twelve directors received options for 16,663 shares of the Company's Common Stock. The options in the aggregate were for 199,962 shares. The option price for shares subject to options is $4.95 per share. Options for 20 percent of the total granted under the 1989 Option Plan vested one year from the date of grant and an additional 20 percent vested each year thereafter until 100 percent vesting was achieved; the options are also all immediately exercisable in the event of a change in the ownership of 25 percent or more of the stock of the Company or the Bank. The options terminate 10 years from the date of grant. One of the directors receiving options under the 1989 Option Plan, Mr. Wayne Meeks, has since died after options for only 3,333 shares had vested. Mr. Meeks' options for the remaining 13,330 shares were available for grant again and were granted at the 1991 Annual Meeting of Shareholders to Mr. Peterson (who was not a director at the time of the original grant of options in 1989). Also, Mr. Robert J. Stern died after only 6,666 shares had vested. Mr. Stern's options for the remaining 9,997 shares remain unvested.

         At the 1993 Annual Meeting, the shareholders of the Company adopted the 1993 Option Plan and granted options for 21,000 shares of the Company's Common Stock to each director elected at that meeting, except Mr. Steveson, who was granted options for 126,000 shares.

         Each director is entitled to exercise options for 10 percent of the total granted to such director at any time until such options expire. If the director is still an employee or director of the Company on the following anniversaries of the date the 1993 Option Plan was approved by the shareholders of the Company, an additional percentage of the total number of options granted to such director will vest and be eligible for exercise at any time thereafter until they expire as provided below. At such time as a director is no longer a director, officer or employee of the Company for any reason, all options not vested in accordance with the following schedule shall terminate:


                                                     Percent of
                  Anniversary of                    Total Options
                  Effective Date                       Vesting
                  --------------                    -------------
                   May 18, 1994                         15%
                   May 18, 1995                         20%
                   May 18, 1996                         20%
                   May 18, 1997                         20%
                   May 18, 1998                         10%
                   May 18, 1999                          5%


         The option price for shares subject to options is $5.24 per share and the option price must be paid to the Company at the time of exercise, in cash or in stock of the Company having a fair market value equal to the purchase price and held six months or more, or a combination of the foregoing, in an amount equal to the full exercise price of the shares being purchased. All unexercised options shall expire on May 18, 2003.

         No option granted under either the 1989 or 1993 Option Plan is transferable other than by a will of the director or by the laws of dissent and distribution or pursuant to a qualified domestic relations order. During his or her lifetime, an option shall be exercisable only by a director or by the director's attorney-in-fact or conservator.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the three other executive officers earning in excess of $100,000 for services rendered in all capacities during the fiscal year ended December 31, 1998 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE


                                                                                           Number of
  Fiscal                                                      Annual Compensation            Stock         All Other
   Year         Name            Principal Position          Salary (1)       Bonus        Options (2)      Comp.(3)
  ------    ------------       ---------------------        ----------      -------       -----------      ---------
   1998     Robert H.          President and CEO of          $427,000       $88,027           -0-           $18,922
   1997     Steveson           Company and CEO of             415,000       109,589           -0-            20,785
   1996                        Bank                           395,004       105,669           -0-            15,311

   1998     Richard P.         Executive Vice                $125,208        $3,796           -0-           $10,016
   1997     Smith              President of Company           107,500        15,766          15,000          10,799
   1996                        and President and               90,000        17,122          15,000           7,200
                               COO of Bank

   1998     Richard            Executive Vice                $115,000        $3,737           -0-           $10,334
   1997     O'Sullivan         President of Bank              107,500        15,766          15,000          11,798
   1996                                                        90,000        17,000          15,000           6,445

   1998     Craig Carney       Senior Vice President         $103,320        $3,349           -0-            $8,745
   1997                        and Senior Credit               98,800           -0-           6,000             -0-
                               Officer of Bank


------------------------

(1) The Named Executive Officers received other personal benefits from the Company in the form of payments made by the Company for premiums for health insurance, life insurance, long-term disability insurance and dental insurance, as well as use of a Company owned automobile. Also, each of the Named Executive Officers received a membership to the Butte Creek Country Club. The total amount of such compensation did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for each of the Named Executive Officers.

(2) All stock options listed in this section were grants pursuant to the 1995 Incentive Plan, as adjusted for stock dividends.

(3)      All compensation under this section is comprised of two components:
         (a) compensation from Company contributions to the ESOP (the amount in a participant's account generally vests over a seven-year period); and
         (b) interest credits on deferred compensation in 1998 pursuant to the Supplemental Executive Retirement Plan that are considered by the Securities and Exchange Commission ("SEC") to be at above-market rates.

         The 1989 Incentive Plan was adopted by the Board of Directors and the shareholders of the Company at the same time that the 1989 Option Plan was adopted. Options for 133,308 shares were granted to executive officers and other key employees of the Company under the 1989 Incentive Plan. Options granted under the 1989 Incentive Plan have the same vesting schedule, option price and period before termination as options granted under the 1989 Option Plan. Under the 1989 Incentive Plan, options may not be exercised unless the employee has been in the continuous employment of the Company or its subsidiary for at least one year, and options cannot be granted to directors who are not also employees of the Company or its subsidiary. The 1989 Incentive Plan is intended to qualify for the favorable tax treatment afforded option holders under Section 422 of the Internal Revenue Code.

         At the 1993 Annual Meeting, the shareholders of the Company approved the grant of options to executive officers and other key employees under the 1993 Option Plan, in addition to the options granted to directors as described above. See "Compensation of Directors." Options for 258,300 shares were granted to executive officers and other key employees who are not directors of the Company under the 1993 Option Plan. The vesting schedule, option price and period before termination of options granted to executive officers and other key employees under the 1993 Option Plan are the same as for options granted to directors under the 1993 Option Plan.

         In 1995, the Board of Directors of the Company adopted the 1995 Incentive Plan. The 1995 Incentive Plan was approved by the Company's shareholders at the 1995 Annual Meeting of shareholders. There are 281,250 shares reserved under the 1995 Incentive Plan for which options may be granted to key employees of the Company. Options have been granted for 139,875 shares and options for an additional 141,375 shares are available for future grant.

         Pursuant to the terms of the 1995 Incentive Plan, no option may be granted for more than 10 years, the option price cannot be less than the fair market value of the Company's Common Stock on the date of grant, options may not be exercised unless the employee has been in the continuous employment of the Company or its subsidiary for at least one year and the option price may be paid in cash or in Common Stock already owned by the optionee at its fair market value. Directors who are not also employees may not be granted options under the 1995 Incentive Plan. The 1995 Incentive Plan is intended to qualify for the favorable tax treatment afforded option holders under Section 422 of the Internal Revenue Code. Vesting schedules under the 1995 Incentive Plan are determined individually for each grant. Options granted in 1995 under the 1995 Incentive Plan vest according to the same schedule as those granted under the 1993 Option Plan. Options granted in 1996 under the 1995 Incentive Plan vest 20 percent upon date of grant and 20 percent per year for the following four years. No options were granted to the Named Executive Officers during the last fiscal year.

         The SEC rule regarding stock option disclosure requires a tabular presentation of the total number of stock options held by Named Executive Officers at year-end, distinguishing between options that are vested, meaning exercisable now, and unvested, which means becoming exercisable at various times in the future, and including the aggregate amount by which the market value of the option shares exceeds the exercise price at the end of the fiscal year. The stock options issued to the Chief Executive Officer and the other Named Executive Officers under the stock option plans were granted for a period not to exceed ten years from the date of grant and at exercise prices equal to the market value of the Common Stock at the date of grant (as adjusted for subsequent stock dividends). For the 1989 Option and Incentive Plans, the option price is $4.95 per share. Options granted under the 1989 Option and Incentive Plans are fully vested. The option price for options granted under the 1993 Option Plan is $5.24 per share. The options granted under the 1993 Option Plan are 95% vested, and the remaining 5% will vest on May 18, 1999. The option price for options granted in 1995 to the Named Executive Officers under the 1995 Incentive Plan is $8.93 per share. Ten percent of the options granted in 1995 to Named Executive Officers under the 1995 Incentive Plan vested immediately. The remaining options vest at the rate of 15 percent on the first anniversary date of the grant, 20 percent on each of the second, third and fourth anniversary dates, 10 percent on the fifth anniversary date and 5 percent on the sixth anniversary date. The option prices for options granted in 1996 and 1997 to the Named Executive Officers under the 1995 Incentive Plan are $12.25 and $18.25 per share, respectively. Twenty percent of the options granted in 1996 and 1997 under the 1995 Incentive Plan vested immediately, and the remainder will vest 20 percent per year for the following four years.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR-END OPTION VALUE


                                                                                            Value of Unexercised
                             Number of        Value          Number of Unexercised          In-the-Money Options
                              Shares         Realized          Options at FY-End                at FY-End (1)
                             Acquired          Upon        -------------------------      -------------------------
       Name                 on Exercise      Exercise      Exercisable/Unexercisable      Exercisable/Unexercisable
------------------          -----------      --------      -------------------------      -------------------------
Robert H. Steveson              -0-            n/a             161,359 /  6,300             $1,829,169 / $70,950
Richard P. Smith                -0-            n/a              27,188 / 21,563               $150,643 / $86,021
Richard O'Sullivan              -0-            n/a              27,188 / 21,563               $150,643 / $86,021
Craig Carney                    -0-            n/a               6,000 /  9,000                $14,000 / $21,000


------------------------

(1) Based on a fair market value of $16.50 per share as of December 31, 1998.

         The Company has no long-term incentive plans which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, and has no defined benefit or actuarial plan payable upon retirement.

REPORT BY THE COMPENSATION COMMITTEE

         SEC rules require that the Company's Compensation Committee provide a report disclosing the specific rationale for the compensation paid to each Named Executive Officer in the last fiscal year and explaining the relationship of compensation paid to Company performance. This report is intended to provide shareholders a more sound basis for assessing how well directors are representing their interests.

         The Company's Compensation Committee establishes the compensation plans and specific compensation levels for the President and Chief Executive Officer. The Compensation Committee met one time in 1998 and all Committee members were in attendance.

         The Compensation Committee believes that the Chief Executive Officer's compensation should be influenced by the performance of the Company. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, elements of the compensation package, such as the 1989 Option Plan, the 1993 Option Plan and the 1995 Option Plan, are directly tied to Company performance. Stock options are granted primarily based upon the executive's ability to influence the Company's long-term growth and profitability. The Compensation Committee establishes the CEO's salary by considering the salaries of CEOs of comparably-sized banks and bank holding companies and their performance.

         Mr. Steveson and the Bank are parties to an employment agreement, dated December 12, 1989, and amended April 9, 1991, effective as of January 1, 1991. This employment agreement is renewed for an additional five-year term on each November 1. As amended, the employment agreement provides that Mr. Steveson is paid a base annual salary of $427,000 for 1999 with annual increases thereafter as determined by mutual agreement between the Compensation Committee and Mr. Steveson. Mr. Steveson also receives an annual bonus equal to
1.5 percent of the Company's annual net profits after taxes.

         Mr. Steveson also receives term life insurance equal to at least three times his base annual salary and coverage under any tax-qualified retirement plans and other benefit plans provided by the Bank in which he is eligible to participate.

         In the event Mr. Steveson is released from his duties for any reason other than cause as described under the employment agreement or if Mr. Steveson's duties change as a consequence of the merger or consolidation of the Bank or the transfer of all or substantially all of its assets, Mr. Steveson is entitled to receive the compensation to which he is entitled under the agreement until he reaches the age of 65. If Mr. Steveson had been released from his duties as of December 31, 1998, he would have been entitled to a payment of $1,138,672 under his Employment Agreement.

         Mr. Smith's salary is established by the Compensation Committee and is also influenced by the performance of the Company. The Compensation Committee establishes the President's salary by considering the salaries of presidents of comparably-sized banks and their performance. Effective January 1, 1999, Mr. Smith's salary was established at $200,000. Mr. Smith also receives an annual bonus equal to 0.5 percent of the Company's annual net profits after taxes.

         The salaries for all other Company personnel are established by Mr. Smith subject to review by the Compensation Committee. Mr. Smith seeks to establish base salaries that are within the range of salaries for persons holding similarly responsible positions at other banks and bank holding companies. In addition, he considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

         As with the CEO, the number of stock options granted to top executives is determined by a subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options are granted at exercise prices not less than the fair market value of the Company's common stock on the date of the grant. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for stockholders.
Mr. Steveson views stock options as an important component of the Company's long-term performance-based compensation philosophy.

                RESPECTFULLY SUBMITTED:

                Brian D. Leidig
                Wendell J. Lundberg
                Donald E. Murphy
                Robert H. Steveson
                Alex A. Vereschagin, Jr., Chairman of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

         The Company and its subsidiaries have banking and other relationships in the ordinary course of business with the Company's directors and their affiliates including loans to members of the Compensation Committee and their affiliates. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         Mr. Robert Steveson, President and Chief Executive Officer of the Company serves on the Compensation Committee.

COMPANY PERFORMANCE

         The SEC rules state that a line graph performance presentation must be provided comparing cumulative total shareholder return with a performance indicator of the overall stock market, like the Standard & Poors 500 Stock Index, and either a nationally recognized industry index or a registrant-constructed peer group index over a minimum period of five years, or since the Company went public. The following graph demonstrates a comparison of cumulative total returns, assuming reinvestment of dividends, for the Company, the Standard & Poors 500 Stock Index and SNL Securities' Index of Less than
$1 Billion Independent Western Banks as of December 31 for each year presented.

                               TRICO BANCSHARES
                     COMPARISON OF CUMULATIVE TOTAL RETURN
            TRICO BANCSHARES, STANDARD & POOR 500 STOCK INDEX, AND
  SNL SECURITIES' INDEX OF LESS THAN $1 BILLION INDEPENDENT WESTERN BANKS(1)







                                                                       PERIOD ENDING
                                     ----------------------------------------------------------------------------
INDEX                                12/31/93     12/31/94       12/31/95        12/31/96     12/31/97   12/31/98
-----------------------------------------------------------------------------------------------------------------
TriCo Bancshares                      100.00        63.09         89.28           125.17      200.53      149.97
S&P 500                               100.00       101.32        139.39           171.26      228.42      293.69
< $1B Independent Western Banks       100.00        94.68        131.08           193.55      344.63      309.84









------------------------

(1) Source: SNL Securities. This index was taken over by SNL Securities from Montgomery Securities, the latter of which has discontinued its preparation of the index.

OTHER TRANSACTIONS

         The Bank has made, and expects to make in the future, loans in the ordinary course of its business to directors and executive officers of the Company and the Bank, and their associates, on substantially the same terms including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and such transactions did not, and it is intended will not, involve more than the normal risks of collectibility or present other unfavorable features. As of December 31, 1998, the balance due on loans to directors, officers and their affiliates was approximately $9,133,313, which represents approximately 12.7 percent of shareholders' equity of the Company on that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to file reports of their ownership of shares of Common Stock with the SEC. During 1998, the Company's directors and executive officers filed all required reports on a timely basis, except as follows: two reports on Form 4 for Mr. Hignell, each reflecting one transaction, were filed late; one report on Form 4 for Mr. Compton, reflecting one transaction, was filed late; one report on Form 4 for Mr. Steveson, reflecting one transaction, was filed late; and one report on Form 4 for Mr. Vereschagin, reflecting one transaction, was filed late.

               PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Arthur Andersen LLP, which served the Company as independent public accountants for the year ended December 31, 1998, has been selected by the Board of Directors of the Company as the Company's independent public accountants for the current year. If the firm should unexpectedly for any reason decline or be unable to act as independent public accountants, the proxies will be voted for a substitute nominee to be designated by the Audit Committee. In the event ratification of the appointment of this firm is not approved by a majority of the shares present and voting, the Board of Directors will review its future selection of independent public accountants.

         Representatives from the accounting firm of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders. The representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 1998, is enclosed with this Proxy Statement. Additional copies may be obtained by writing to: Douglas F. Hignell, Secretary of the Company. THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO DOUGLAS F. HIGNELL, SECRETARY, TRICO BANCSHARES,
63 CONSTITUTION DRIVE, CHICO, CALIFORNIA 95973.

                            SHAREHOLDERS' PROPOSALS

         It is expected that the 2000 Annual Meeting of Shareholders of the Company will be held on May 16, 2000. Any proposals intended to be presented at the 2000 Annual Meeting must be received at the Company's offices on or before December 21, 1999, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

                            OTHER PROPOSED ACTIONS

         The Board of Directors knows of no other matters which will be brought before the meeting but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting.

                                             By Order of the Board of Directors,


                                             Douglas F. Hignell,
                                             SECRETARY

Chico, California
April 1, 1999

                           TRICO BANCSHARES

                   SOLICITED BY THE BOARD OF DIRECTORS FOR
                 ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 1999


     The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of TriCo Bancshares and the accompanying Proxy Statement dated April 1, 1999, and revoking any proxy heretofore given, hereby constitutes and appoints Alex A. Vereschagin, Jr. and Robert H. Steveson, and each of them, with full power of substitution as attorneys and proxies to appear and vote all of the shares of Common Stock of TriCo Bancshares, a California corporation (the "Company"), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of TriCo Bancshares, to be held at the Headquarters Building of Tri Counties Bank located at 63 Constitution Drive, Chico, California, on Tuesday, May 11, 1999, at 6:00 p.m., or at any postponements or adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. All properly executed proxies will be voted as indicated. The above named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors.

                               (TO BE CONTINUED AND SIGNED ON THE REVERSE SIDE.)

--------------------------------------------------------------------------------
                          -FOLD AND DETACH HERE-

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  Please mark your vote as  / X /
                                                             indicated in
                                                             this example

                                    FOR all nominees
                             (except as indicated to   WITHHOLD AUTHORITY
                                the contrary below).   to vote for all nominees.
I.   To elect as directors the following        /  /   /  /
     nominees:  Everett B. Beich,
     William J. Casey, Craig S. Compton,
     Douglas F. Hignell, Brian D. Leidig,
     Wendell J. Lundberg, Donald E. Murphy,
     Rodney W. (Rick) Peterson,
     Robert H. Steveson, Carroll R. Taresh,
     Alex A. Vereschagin, Jr.


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

II. To approve the proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the 1999 fiscal year of the Company.

                 FOR               AGAINST           ABSTAIN
                 /  /                /  /              /  /

III. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE AND "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1999 FISCAL YEAR OF THE COMPANY. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


              WE DO      DO NOT EXPECT TO ATTEND THIS MEETING.
               /  /      /  /

              WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


Signature(s)                                        Date
            ----------------------------------------    ------------------------
PLEASE DATE AND SIGN EXACTLY AS YOUR NAME(S) APPEAR. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. ALL JOINT OWNERS SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

--------------------------------------------------------------------------------
                          -FOLD AND DETACH HERE-